Exhibit 99.1

Contact: Elise Eberwein
480/693-5574
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS FOURTH QUARTER AND
FULL YEAR 2005 RESULTS
Background information for the new US Airways Group, Inc. fourth quarter and full year 2005 results:
•	The former US Airways Group (“Old Group”) and America West Holdings Corporation (“America West”) merged on Sept. 27, 2005. Although the merger was structured so that America West became a wholly owned subsidiary of the new US Airways Group, America West is treated as the acquiring company for accounting purposes under Statement of Financial Accounting Standards No. 141 “Business Combinations.” Therefore, the full year 2005 results of the new US Airways Group contain 269 days of America West’s results, and 96 days of consolidated US Airways Group’s results (US Airways and America West). This is being compared to the full year 2004 results, which contain 366 days of America West’s data only. In addition, the fourth quarter 2005 is comprised of the full period America West and US Airways data; while the fourth quarter 2004 period contains only America West’s data.
TEMPE, Ariz., Feb. 21, 2006 — The new US Airways Group, Inc. (NYSE: LCC) today reported a fourth quarter 2005 net loss of $261 million or $3.26 per diluted share. This compares to a net loss of $69 million or $4.66 per diluted share for the same period last year. The Company’s fourth quarter 2005 results include a $69 million unrealized loss related to the airline’s fuel hedges; $36 million of special charges, which primarily includes merger related transition expenses; and $18 million in charges partially related to the remarketing and warrant repurchase associated with America West’s prior Airline Transportation Stabilization Board (ATSB) loan. Excluding these items, the Company reported a fourth quarter 2005 net loss of $138 million or $1.72 per diluted share versus a net loss excluding special items of $58 million or $3.89 per diluted share in the fourth quarter of 2004. The increase in the year-over-year net loss excluding special items is due to the fact that the 2004 results include only America West’s data. Standalone fourth quarter net losses excluding special items at both America West and US Airways improved versus the fourth quarter 2004. See the accompanying notes in the Financial
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Tables section of this press release for a reconciliation of Generally Accepted Accounting Principles (GAAP) financial information to non-GAAP financial information.
US Airways Group Chairman, CEO and President Doug Parker stated, “We are making tremendous progress with our integration in all areas. Our 35,000 employees are doing a great job as evidenced by US Airways achieving the number one ranking among major airlines in on-time performance for the fourth quarter 2005. Our revenue and cost synergies are tracking ahead of our pre-merger model projections and our customers are experiencing the benefit of our broader network and reasonable fares.
“Our quarterly financial results reflect the continued difficult industry environment but also show some encouraging trends. Both US Airways’ and America West’s standalone results, excluding special charges, are much improved versus last year despite a nearly $200 million increase in expenses due to higher fuel prices. We are particularly pleased with the strong double-digit improvement in unit revenues experienced at both airlines.
“Looking forward, we continue to believe that excluding one-time merger-related transition costs, the new US Airways will be profitable in 2006 — even at today’s projected fuel prices.”
Revenue and Cost Comparisons
The revenue environment during the fourth quarter 2005 improved significantly over the same period in 2004. On a standalone basis, total revenue per available seat mile (RASM) for America West increased 17.5 percent during the fourth quarter 2005 compared to the same period last year, and increased 15.7 percent for US Airways compared to the same period last year. Mainline yields during the fourth quarter 2005 for America West increased 15.7 percent as compared to the same period last year, while US Airways saw a 14.1 percent increase in mainline yields when compared to the same period last year.
Continued high fuel prices led to material cost increases for the new US Airways Group. Had fuel prices remained constant versus the fourth quarter 2004, US Airways Group’s fourth quarter 2005 fuel expenses would have been $197 million lower. On a standalone basis, America West’s mainline operating costs per available seat mile (CASM) increased 25.2 percent to 10.48 cents for the fourth quarter 2005, driven by a 32.5 percent increase in the net price of fuel from $1.41 to $1.87. Excluding fuel and special items, America West’s CASM was 6.44 cents, an increase of 5.1 percent over the same period last year. US Airways standalone mainline CASM during the fourth quarter 2005 increased 11.4 percent to 11.83 cents, primarily driven by a 60.3 percent increase in fuel price from $1.31 to $2.10. Excluding fuel and special items, US Airways standalone mainline CASM decreased 0.8 percent to 8.38 cents from the same period last year despite a 13.2 percent decline in mainline available seat miles.
America West Airlines’ and US Airways’ Standalone Results
On a standalone basis, America West Airlines’ net loss for its fourth quarter 2005 was $139 million. Excluding special items, America West’s fourth quarter 2005 net loss was $31 million, an improvement from the fourth quarter 2004 when the airline recognized a $57 million loss, excluding special items.
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On a standalone basis for US Airways, the airline’s net loss for its fourth quarter 2005 was $120 million. Excluding special items, which were primarily merger-related transition costs, US Airways fourth quarter 2005 net loss was $105 million. This compares to a net loss of $218 million for the same period in the prior year.
Liquidity
As of Dec. 31, 2005, the Company had $2.4 billion in total cash and investments, of which $1.6 billion was unrestricted.
Integration Update
Since the two airlines merged at the end of September 2005, operational accomplishments include:
•	Achieved the top ranking in on-time performance among all major airlines as reported by the Department of Transportation (DOT) for the fourth quarter 2005

•	Consolidated operations at 30 overlap airports (seven airports remain to be integrated)

•	Signed an amended agreement with Embraer for 25 firm and 32 additional firm (with up to 50 options) for Embraer 170/190 family aircraft

•	Achieved ETOPS certification for Boeing 757 aircraft operated by America West, which allowed the airline to begin new service to Hawaii

•	Added 52 new pieces of ground equipment and additional personnel at our Philadelphia hub, which helped the airline run an enormously improved 2005 holiday operation as compared to 2004
In the area of finance, the combined airline has:
•	Repurchased warrants associated with America West Holdings’ ATSB loan from the US government for $116 million; the US Airways and America West loans were sold by the lender by order of the ATSB to 13 fixed income investors, which repaid in full the original consolidated loan amount of $1.4 billion

•	Combined all insurance programs for the new airline, which will save an additional $41 million annually
In the marketing area, the combined airline has:
•	Established Dividend Miles as the new Company’s frequent flyer program, and created mechanisms for reciprocal benefits, accrual and redemption

•	Completed all Star Alliance joining requirements

•	Introduced a new affinity card with Barclays bank

•	Announced three new European destinations, Lisbon, Milan and Stockholm, which will begin service this summer

•	Reduced numerous fares in several east coast markets, including Philadelphia, Charlotte, Pittsburgh and New York/LaGuardia
US Airways Group’s labor integration team has achieved the following since the merger closed:
•	Recalled 55 furloughed US Airways pilots and announced several new hire flight attendant classes, which will include recalling furloughed US Airways flight attendants
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•	Began the process to bring some of the currently outsourced reservations work back in house by increasing hiring in Winston-Salem, North Carolina and Reno, Nevada

•	Reached a Transition Agreement with the airline’s pilots and flight attendants

•	Reached a Transition Agreement with a new labor alliance between the Communication Workers Association and the International Brotherhood of Teamsters, which represents the airline’s customer service employees

•	Received single carrier certification by the National Mediation Board (NMB), which will further the process of getting to single representation for the combined airline’s mechanics and fleet service workers
In the area of cultural integration, the combined airline continues to make progress and has achieved the following milestones:
•	Paid out three consecutive monthly bonuses to employees for achieving on-time performance goals in October, November and December (totaling $5 million)

•	Implemented new internal communication programs designed to ensure senior management visibility among all areas of the combined airline’s operation

•	Unveiled one of four heritage planes that will feature throwback liveries of the four major airlines that comprise the new US Airways (Allegheny, America West, Piedmont and PSA)

•	Began an aggressive leadership development training program that will ultimately touch all leaders at US Airways Group
Change in Accounting Principle for Maintenance Costs
The Company has implemented a change in accounting principle related to the way it accounts for its maintenance work on major airframe, engine and certain component overhauls. While US Airways historically charged maintenance and repair costs to operating expenses as they were incurred, America West has historically used the deferral method to account for its maintenance work. Under the deferral method, certain maintenance costs were recorded as capitalized assets and subsequently amortized over the periods benefited. Effective Oct. 1, 2005, America West retroactively changed its accounting policy from the deferral method to the expense as incurred method as if that change occurred on Jan. 1, 2005. This resulted in a one-time charge of $202 million, as well as a $46 million increase in maintenance expense, for the full year 2005 for the new US Airways. In addition, as a result of having made this change in the fourth quarter, the sum of the Company’s 2005 reported quarters will not equal annual results. The Company will recast the quarterly data for the first three quarters in its 2005 Annual Report.
Analyst Conference Call/Webcast Details
US Airways will conduct a live audio webcast of its earnings call today at 11:00 a.m. EST, which will be available to the public on a listen-only basis at www.usairways.com and www.americawest.com under the Public/Investor Relations tab. An archive of the call/webcast will be available in the Public/Investor Relations portion of both Web sites through March 21, 2006.
For additional information regarding the airline’s current cost per available seat mile (CASM) guidance, fuel hedging positions and estimated capital expenditures for 2006, please visit the investor relations update, which is located at www.usairways.com and www.americawest.com under the Public/Investor Relations tab. The investor relations
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update page also includes the airline’s fleet plan for 2006 and merger related transition expense guidance.
About US Airways
The new US Airways is the fifth largest domestic airline employing nearly 35,000 aviation professionals. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,700 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. This press release and additional information on US Airways can be found at www.usairways.com or www.americawest.com.
US Airways is a member of the Star Alliance, which was established in 1997 as the first truly global airline alliance to offer customers worldwide reach and a smooth travel experience. Star Alliance was voted Best Airline Alliance by Skytrax in 2003 and 2005. The members are Air Canada, Air New Zealand, ANA, Asiana Airlines, Austrian, bmi, LOT Polish Airlines, Lufthansa, Scandinavian Airlines, Singapore Airlines, Spanair, TAP Portugal, THAI, United, US Airways and VARIG Brazilian Airlines. South African Airways and SWISS will be integrated during the first half of 2006. Regional member carriers Adria Airways (Slovenia), Blue1 (Finland) and Croatia Airlines enhance the global network. Overall, Star Alliance offers more than 15,000 daily flights to 790 destinations in 138 countries.
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the Company), expected fuel costs, the revenue and pricing environment, and expected financial performance. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings and US Airways Group, including future financial and operating results, the combined companies’ plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to obtain and maintain any necessary financing for operations and other purposes (including compliance with financial covenants); the ability of the Company to maintain adequate liquidity; the impact of changes in fuel prices; the impact of economic conditions; changes in prevailing interest rates; the ability to attract and retain qualified personnel; the ability of the Company to attract and retain customers; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; labor costs; security-related and insurance costs; weather conditions; government legislation and regulation; relations with unionized employees generally and the impact and outcome of the labor negotiations; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other
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global events; the impact of the resolution of remaining claims in US Airways Group’s Chapter 11 proceedings; the ability of the Company to fund and execute its business plan following the Chapter 11 proceedings and the merger; and other risks and uncertainties listed from time to time in the companies’ reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly report on Form 10-Q for the quarter ended September 30, 2005 and in the filings of the Company with the SEC, which are available at www.usairways.com and www.americawest.com.
Financial Tables to Follow

US Airways Group, Inc.
Fourth Quarter 2005 Financial Results / 1
US Airways Group, Inc.
Condensed Consolidated Statements of Operations
(in millions except share and per share amounts)
(unaudited)

	3 Months Ended	3 Months Ended			12 months Ended	12 months Ended
	December 31, 2005	December 31, 2004			December 31, 2005	December 31, 2004
Operating revenues
Mainline passenger	$1,757	$550			$3,695	$2,203
Express passenger	584	93			976	353
Cargo	33	8			58	28
Other	202	46			348	164

Total operating revenues	2,576	697			5,077	2,748

Operating expenses
Aircraft fuel and related taxes	603	174			1,214	590
Loss (gain) on fuel hedging instruments, net:
Realized	(20)	(15)			(71)	(26)
Unrealized	69	27			(4)	2
Salaries and related costs	504	164			1,045	657
Express expenses	656	110			1,073	374
Aircraft rent	182	77			429	304
Aircraft maintenance	148	49			344	206
Other rent and landing fees	133	41			267	168
Selling expenses	102	36			231	153
Special charges (credit), net	36	(17)			121	(16)
Depreciation and amortization	49	14			88	54
Other	306	88			557	302

Total operating expenses	2,768	748			5,294	2,768

Operating loss	(192)	(51)			(217)	(20)

Nonoperating income (expenses)
Interest income	22	3			30	8
Interest expense, net	(87)	(21)			(147)	(80)
Other, net	(4)	—			(1)	3

Total nonoperating expenses, net	(69)	(18)			(118)	(69)

Loss before income taxes	(261)	(69)			(335)	(89)

Income tax expense (benefit)	—	—			—	—

Loss before cumulative effect of change in accounting principle	(261)	(69)			(335)	(89)

Cumulative effect of change in accounting principle	—	—			202	—

Net loss	$(261)	$(69)			$(537)	$(89)

Loss per share before cumulative effect of change in accounting principle:
Basic	$(3.26)	$(4.66)			$(10.64)	$(5.99)

Diluted	$(3.26)	$(4.66)			$(10.64)	$(5.99)

Loss per share:
Basic	$(3.26)	$(4.66)			$(17.05)	$(5.99)

Diluted	$(3.26)	$(4.66)			$(17.05)	$(5.99)

Shares used for computation (in thousands):
Basic	80,263	14,907	(**	)	31,517	14,861	(**	)

Diluted	80,263	14,907	(**	)	31,517	14,861	(**	)

**	Basic and diluted shares for 2004 were calculated by multiplying the originally reported number of shares by 0.4125 for the quarter and year-to-date. The originally reported shares (in thousands) were 36,137 and 36,026 for the 2004 quarter, and year-to-date respectively.

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US Airways Group, Inc.
Fourth Quarter 2005 Financial Results / 2
US Airways Group, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	12 months Ended	12 months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Mainline:
Revenue passenger miles (in millions)	14,136	5,885	32,909	23,333
Available seat miles (ASM) (in millions)	18,861	7,602	42,321	30,153
Passenger load factor (percent)	74.9	77.4	77.8	77.4
Yield (cents)	12.43	9.34	11.23	9.44
Passenger revenue per ASM (cents)	9.32	7.23	8.73	7.31
Passenger enplanements (in thousands)	13,917	5,336	31,031	21,132
Aircraft (end of period)	373	138	373	138
Operating cost per ASM (cents)	11.20	8.39	9.97	7.94
Operating cost per ASM excluding special items (cents)	10.60	8.11	9.65	7.95
Operating cost per ASM excluding special items, fuel and realized gains on fuel hedging instruments, net (cents)	7.51	6.02	6.95	6.08
Operating cost per ASM excluding special items, fuel, realized gains on fuel hedging instruments, net and including impact of change in accounting principle (cents)	7.51	6.15	6.95	6.23

Express
Revenue passenger miles (in millions)	2,514	694	5,080	2,451
Available seat miles (in millions)	3,809	946	7,398	3,368
Passenger load factor (percent)	66.0	73.4	68.7	72.8
Passenger revenue per ASM (cents)	15.32	9.78	13.19	10.47
Operating cost per ASM (cents)	17.23	11.60	14.51	11.10

TOTAL — Mainline & Express
Revenue passenger miles (in millions)	16,650	6,579	37,989	25,784
Available seat miles (in millions)	22,670	8,548	49,719	33,521
Passenger load factor (percent)	73.4	77.0	76.4	76.9
Passenger revenue per ASM (cents)	10.33	7.51	9.40	7.62
Operating cost per ASM (cents)	12.21	8.75	10.65	8.26

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US Airways Group, Inc.
Fourth Quarter 2005 Financial Results / 3
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel and related taxes, Realized Gains on Fuel Hedging instruments, Net and Including Impact of Change in Accounting Principle - Mainline only.
US Airways Group, Inc. (the Company) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel and gains or losses on fuel hedging instruments is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.

	3 Months Ended	3 Months Ended	12 months Ended	12 months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
	(in millions except per share amounts)
Reconciliation of Loss before Cumulative Effect of Change in Accounting Principle Excluding Special items for US Airways Group, Inc.

Loss before cumulative effect of change in accounting principle used to calculate basic and diluted loss per share:
Loss before cumulative effect of change in accounting principle as reported	$(261)	$(69)	$(335)	$(89)

Special items — America West Airlines, Inc. Consolidated:
Unrealized loss (gains) on fuel hedging instruments, net (1)	69	27	(4)	2
Special charges (credits), net (2)	21	(17)	106	(16)
Other special items (3)	18	11	30	12
Impact of change in accounting principle (5)	—	(10)	—	(43)

Special items — US Airways, Inc.:
Special charges, net (4)	15	—	15	—

Loss before cumulative effect of change in accounting principle, as adjusted for special items	$(138)	$(58)	$(188)	$(134)

Basic and Diluted Loss Per Share before Cumulative Effect of Change in Accounting Principle for US Airways Group, Inc.	$(3.26)	$(4.66)	$(10.64)	$(5.99)

Special items — America West Airlines, Inc. Consolidated:
Unrealized loss (gains) on fuel hedging instruments, net (1)	0.87	1.84	(0.12)	0.16
Special charges (credits), net (2)	0.26	(1.10)	3.37	(1.04)
Other special items (3)	0.22	0.72	0.92	0.82
Impact of change in accounting principle (5)	—	(0.69)	—	(2.89)

Special items — US Airways, Inc.:
Special charges, net (4)	0.19	—	0.48	—

Basic and diluted loss per share before cumulative effect of change in accounting principle, as adjusted for special items	$(1.72)	$(3.89)	$(5.99)	$(8.94)

Basic and diluted shares (in thousands)	80,263	14,907	31,517	14,861

Reconciliation of Loss before Cumulative Effect of Change in Accounting Principle Excluding Special items for America West Airlines, Inc. Consolidated

Loss before cumulative effect of change in accounting principle as reported	$(139)	$(68)	$(195)	$(85)

Special items:
Unrealized loss (gains) on fuel hedging instruments, net (1)	69	27	(4)	2
Special charges (credits), net (2)	21	(17)	106	(16)
Other special items (3)	18	11	30	12
Impact of change in accounting principle (5)	—	(10)	—	(43)

Loss before cumulative effect of change in accounting principle, as adjusted for special items	$(31)	$(57)	$(63)	$(130)

Reconciliation of Loss before Cumulative Effect of Change in Accounting Principle Excluding Special items for US Airways, Inc.

Loss before cumulative effect of change in accounting principle as reported	$(120)	$(218)	$160	$(578)

Special items:
Special charges, net (4)	15	—	15	—

Loss before cumulative effect of change in accounting principle, as adjusted for special items	$(105)	$(218)	$175	$(578)

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US Airways Group, Inc.
Fourth Quarter 2005 Financial Results / 3
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel and related taxes, Realized Gains on Fuel Hedging instruments, Net and Including Impact of Change in Accounting Principle - Mainline only

	3 Months Ended	3 Months Ended	12 months Ended	12 months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
	(in millions except per share amounts)
Reconciliation of Operating Cost per ASM Excluding Special Items, Fuel, Realized Gains on Fuel Hedging instruments, Net and Including Impact of Change in Accounting Principle - Mainline only

US Airways Group, Inc.

Total operating expenses	$2,768	$748	$5,294	$2,768
Less: Express expenses	(656)	(110)	(1,073)	(374)

Total mainline operating expenses	2,112	638	4,221	2,394

Special items — America West Airlines, Inc. Consolidated:
Unrealized loss (gains) on fuel hedging instruments, net (1)	(69)	(27)	4	(2)
Special charges (credits), net (2)	(21)	17	(106)	16
Other special items (3)	(7)	(11)	(19)	(11)

Special items — US Airways, Inc.:
Special charges, net (4)	(15)	—	(15)	—

Operating expenses, excluding special items	2,000	617	4,085	2,397

Aircraft fuel and related taxes	(603)	(174)	(1,214)	(590)
Realized gains on fuel hedging instruments, net	20	15	71	26

Operating expenses, excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net	1,417	458	2,942	1,833

Impact of change in accounting principle (5)	—	10	—	43

Operating expenses, excluding special items, aircraft fuel and related taxes, realized gains on fuel hedging instruments, net and including impact of change in accounting principle	$1,417	$468	$2,942	$1,876

Mainline Operating expenses per ASM	$11.20	$8.39	$9.97	$7.94

Special items per ASM — America West, Inc. consolidated:
Unrealized loss (gains) on fuel hedging instruments, net (1)	(0.37)	(0.36)	0.01	(0.01)
Special charges (credits), net (2)	(0.11)	0.22	(0.25)	0.06
Other special items (3)	(0.04)	(0.14)	(0.04)	(0.04)

Special items per ASM — US Airways, Inc.:
Special charges, net (4)	(0.08)	—	(0.04)	—

Operating expenses per ASM, excluding special items	10.60	8.11	9.65	7.95

Aircraft fuel and related taxes	(3.20)	(2.29)	(2.87)	(1.96)
Realized gains on fuel hedging instruments, net	0.11	0.20	0.17	0.09

Operating expenses per ASM, excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net	7.51	6.02	6.95	6.08

Impact of change of accounting principle (5)	—	0.13	—	0.15

Mainline operating expenses per ASM excluding special items, aircraft fuel and related taxes, realized gains on fuel hedging instruments, net and including impact of change in accounting principle	$7.51	$6.15	$6.95	$6.23

America West Airlines Inc., Consolidated

Total operating expenses	$944	$746	$3,374	$2,763
Less: Express expenses	(150)	(110)	(545)	(374)

Total mainline operating expenses	794	636	2,829	2,389

Special items:
Unrealized loss (gains) on fuel hedging instruments, net (1)	(69)	(27)	4	(2)
Special charges (credits), net (2)	(21)	17	(106)	16
Other special items (3)	(7)	(11)	(19)	(11)

Operating expenses, excluding special items	697	615	2,708	2,392

Aircraft fuel and related taxes	(228)	(174)	(812)	(590)
Realized gains on fuel hedging instruments, net	20	15	71	26

Operating expenses, excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net	489	456	1,967	1,828

Impact of change in accounting principle (5)	—	10	—	43

Operating expenses, excluding special items, aircraft fuel and related taxes, realized gains on fuel hedging instruments, net and including impact of change in accounting principle	$489	$466	$1,967	$1,871

Mainline operating expenses per ASM	$10.48	$8.37	$9.28	$7.92

Special items per ASM:
Unrealized loss (gains) on fuel hedging instruments, net (1)	(0.91)	(0.36)	0.01	(0.01)
Special charges (credits), net (2)	(0.29)	0.22	(0.35)	0.06
Other special items (3)	(0.10)	(0.14)	(0.06)	(0.04)

Operating expenses per ASM, excluding special items	9.18	8.09	8.88	7.93

Aircraft fuel and related taxes	(3.00)	(2.29)	(2.66)	(1.96)
Realized gains on fuel hedging instruments, net	0.26	0.20	0.23	0.09

Operating expenses per ASM, excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net	6.44	6.00	6.45	6.06

Impact of change in accounting principle (5)	—	0.13	—	0.15

Mainline operating expenses per ASM excluding special items, aircraft fuel and related taxes, realized gains on fuel hedging instruments, net and including impact of change in accounting principle	$6.44	$6.13	$6.45	$6.21

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US Airways Group, Inc.
Fourth Quarter 2005 Financial Results / 3
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel and related taxes, Realized Gains on Fuel Hedging instruments, Net and Including Impact of Change in Accounting Principle — Mainline only

US Airways, Inc.

Total operating expenses	$1,827	$1,782	$7,425	$7,421
Less: Express expenses	(490)	(402)	(1,861)	(1,572)

Total mainline operating expenses	1,337	1,380	5,564	5,849

Special items:
Special charges, net (4)	(15)	—	(15)	—

Operating expenses, excluding special items	1,322	1,380	5,549	5,849

Aircraft fuel and related taxes	(375)	(282)	(1,486)	(991)

Operating expenses, excluding special items and aircraft fuel and related taxes	$947	$1,098	$4,063	$4,858

Mainline operating expenses per ASM (excluding Express expenses)	$11.83	$10.62	$10.80	$10.99

Special items per ASM:
Special charges, net (4)	(0.13)	—	(0.03)	—

Operating expenses per ASM, excluding special items	11.70	10.62	10.77	10.99

Aircraft fuel and related taxes	(3.32)	(2.17)	(2.88)	(1.86)

Operating expenses per ASM excluding special items, aircraft fuel and realized taxes	$8.38	$8.45	$7.89	$9.13

Note: Amounts may not recalculate due to rounding.

11 of 18

US Airways Group, Inc.
Fourth Quarter 2005 Financial Results / 3
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel and related taxes, Realized Gains on Fuel Hedging instruments, Net and including impact of Change in Accounting Principle — Mainline only

	3 Months Ended	3 Months Ended	12 months Ended	12 months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
	(in millions except per share amounts)
Reconciliation of Aircraft Maintenance expense to Deferral Method for 4q05 and full year 2005

US Airways Group, Inc.
Aircraft maintenance expense, as reported	$148		$344
Net adjustment to reflect 4Q05 under deferral method (6)	(12)		(46)

Aircraft maintenance as adjusted — deferral method	136		298

Net loss before cumulative effect, as reported	(261)		(335)
Net adjustment to reflect 4Q05 under deferral method (6)	12		46

Net loss before cumulative effect as adjusted — deferral method	$(249)		$(289)

Per share net loss before cumulative effect, as reported	$(3.26)		$(10.64)
Per share net adjustment to reflect 4Q05 under deferral method (6)	0.15		1.46

Per share net loss before cumulative effect, as adjusted — deferral method	$(3.11)		$(9.18)

America West Airlines Inc., Consolidated
Aircraft maintenance expense, as reported	$67		$259
Net adjustment to reflect 4Q05 under deferral method (6)	(12)		(46)

Aircraft maintenance expense, as adjusted — deferral method	55		213

Net loss before cumulative effect, as reported	(139)		(195)
Net adjustment to reflect 4Q05 under deferral method (6)	12		46

Net loss before cumulative effect as adjusted — deferral method	$(127)		$(149)

12 of 18

US Airways Group, Inc.
Fourth Quarter 2005 Financial Results / 3
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel and related taxes, Realized Gains on Fuel Hedging instruments, Net and Including Impact of Change in Accounting Principle - Mainline only
FOOTNOTES:

1)	The 2005 three-month and twelve-month periods include a $69 million unrealized loss and a $4 million unrealized gain, respectively, and the 2004 three-month and twelve-month periods include $27 million and $2 million of unrealized losses, respectively, resulting from mark-to-market accounting for changes in the fair value of AWA’s fuel hedging instruments.

2)	The 2005 three-month period includes $13 million of merger related transition expenses, $7 million related to power by the hour program penalties associated with the return of certain leased aircraft and $1 million of severance for terminated employees resulting from the merger. The 2005 twelve-month period includes the before-mentioned items and a $50 million restructuring fee along with $7 million in capitalized interest in connection with the Airbus MOU executed between Airbus, US Airways Group and AWA, for certain aircraft firm orders. US Airways Group and America West Holdings were required to pay non-refundable restructuring fees, which were paid by means of set-off against existing equipment deposits of US Airways Group and AWA held by Airbus. In addition, a $27 million loss was incurred related to the sale-leaseback of six 737-300 aircraft and two 757 aircraft during the third quarter and $1 million of special charges related to the final Boeing 737-200 aircraft which was removed from service in January 2005.

The 2004 three-month period primarily includes a $16.3 million credit associated to the termination of the V2500 Power by the Hour agreement. The 2004 twelve-month period includes the before-mentioned item and a credit of $0.6 million related to the revision of the estimated costs associated with the sale-leaseback of certain aircraft recorded in the first quarter of 2002.

3)	The 2005 three-month period includes $8 million related to the write-off of the unamortized value of the ATSB warrants, upon their repurchase in the fourth quarter, $4 million related to the acceleration of depreciation expense for certain leasehold improvements, $3 million out-of-period expense related to a retroactive TSA assessment, $2 million write-off of debt issue costs in connection with the conversion of the 7.25% senior notes and $1 million write-off of debt issue costs for the Debis portion of the ATSB loan. The 2005 twelve-month period includes the before-mentioned items excluding the out-of-period $3 million TSA assessment, an $8 million aggregate loss on the sale-leaseback of two new Airbus A320 aircraft acquired during the first and second quarters and $7 million net charges related to the early return of ten aircraft in connection with the GE MOU.

The 2004 three-month period includes a $6 million charge arising from resolution of pending litigation and a $5 million loss on the sale-leaseback of two new Airbus aircraft. The 2004 twelve-month period includes the before-mentioned items and $1 million write-off of debt issue costs in connection with the refinancing of the IBJ term loan during the third quarter.

4)	In connection with the merger, US Airways, Inc. incurred $15 million of merger related transition expenses in the fourth quarter of 2005.

5)	In the fourth quarter 2005 period, America West retroactively changed from the deferral method of accounting for maintenance costs to the expense as incurred method. To properly reflect use of the expense as incurred method in the fourth quarter and full year of 2004, the Company would have recorded additional maintenance expense of $10 million and $43 million, respectively .

6)	As discussed in Note 5 above, in the fourth quarter 2005 period, America West changed from the deferral method of accounting for maintenance costs to the expense as incurred method. As part of that change, America West recorded an adjustment necessary to true-up aircraft maintenance expense. To properly reflect 2005 under the deferral method, the effect of that true-up adjustment must be reversed

13 of 18

US Airways Group, Inc.
Fourth Quarter 2005 Financial Results / 4
America West Airlines, Inc.
Consolidated Statements of Operations
(in millions)
(unaudited)

	3 Months Ended	3 Months Ended	12 months Ended	12 months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Operating revenues
Mainline passenger	$634	$550	$2,521	$2,203
Express passenger	141	93	512	353
Cargo	9	8	33	28
Other	49	45	188	163

Total operating revenues	833	696	3,254	2,747

Operating expenses
Aircraft fuel and related taxes	228	174	812	590
Loss (gain) on fuel hedging instruments, net:
Realized	(20)	(15)	(71)	(26)
Unrealized	69	27	(4)	2
Salaries and related costs	175	163	701	655
Express expenses
Fuel	53	34	182	102
Other	97	76	363	272
Aircraft rent	84	77	327	304
Aircraft maintenance	67	49	259	206
Other rent and landing fees	46	41	176	168
Selling expenses	35	36	161	153
Special charges (credits), net	21	(17)	106	(16)
Depreciation and amortization	16	14	53	54
Other	73	87	309	299

Total operating expenses	944	746	3,374	2,763

Operating loss	(111)	(50)	(120)	(16)

Nonoperating income (expenses)
Interest income	13	4	25	14
Interest expense, net	(32)	(22)	(94)	(86)
Other, net	(9)	—	(6)	3

Total nonoperating expenses, net	(28)	(18)	(75)	(69)

Loss before income taxes	(139)	(68)	(195)	(85)

Income taxes	—	—	—	—

Loss before cumulative effect of change in accounting principle	(139)	(68)	(195)	(85)

Cumulative effect of change in accounting principle	—	—	202	—

Net loss	$(139)	$(68)	$(397)	$(85)

14 of 18

US Airways Group, Inc.
Fourth Quarter 2005 Financial Results / 5
America West Airlines, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	Percent		12 months Ended	12 months Ended	Percent
	December 31, 2005	December 31, 2004	Change		December 31, 2005	December 31, 2004	Change
Mainline:
Revenue passenger miles (in millions)	5,870	5,885		(0.3)	24,260	23,333	4.0
Available seat miles (ASM) (in millions)	7,571	7,602		(0.4)	30,503	30,153	1.2
Passenger load factor (percent)	77.5	77.4	0.1	pt	79.5	77.4	2.1	pts
Yield (cents)	10.81	9.34		15.7	10.39	9.44	10.1
Passenger revenue per ASM (cents)	8.38	7.23		15.9	8.27	7.31	13.1

Passenger enplanements (in thousands)	5,404	5,336		1.3	22,130	21,132	4.7
Aircraft (end of period)	141	138		2.2	141	138	2.2
Block hours	140,329	141,169		(0.6)	564,523	557,126	1.3
Average stage length (miles)	1,022	1,048		(2.4)	1,028	1,052	(2.4)
Average passenger journey (miles)	1,598	1,682		(5.0)	1,659	1,686	(1.6)
Fuel consumption (gallons in millions)	110.9	112.6		(1.5)	449.5	450.4	(0.2)
Average fuel price (dollars per gallon) with related taxes	2.05	1.55		32.3	1.80	1.31	37.4
Average fuel price including realized gains on fuel hedging instruments, net (dollars)	1.87	1.41		32.5	1.65	1.25	31.6
Average number of full-time equivalent employees	12,003	11,845		1.3	12,134	11,904	1.9

Operating cost per ASM (cents)	10.48	8.37		25.2	9.28	7.92	17.2
Operating cost per ASM excluding special items (cents)	9.18	8.09		13.5	8.88	7.93	12.0
Operating cost per ASM excluding special items, fuel and realized gains on fuel hedging instruments, net (cents)	6.44	6.00		7.3	6.45	6.06	6.4
Operating cost per ASM excluding special items, fuel, realized gains on fuel capitalized maintenance hedging instruments, net and including impact of change in accounting principle (cents)	6.44	6.13		5.1	6.45	6.21	3.9

Express:
Revenue passenger miles (in millions)	807	694		16.3	3,300	2,451	34.6
Available seat miles (in millions)	1,122	946		18.6	4,589	3,368	36.3
Passenger load factor (percent)	71.9	73.4	(1.5	)pts	71.9	72.8	(0.9	)pts
Passenger revenue per ASM (cents)	12.53	9.78		28.1	11.16	10.47	6.6
Passenger enplanements (in thousands)	1,400	1,186		18.0	5,600	4,244	32.0
Operating cost per ASM (cents)	13.43	11.60		15.8	11.90	11.10	7.2

Total:
Revenue passenger miles (in millions)	6,677	6,579		1.5	27,560	25,784	6.9
Available seat miles (in millions)	8,693	8,548		1.7	35,092	33,521	4.7
Passenger load factor (percent)	76.8	77.0	(0.2	)pts	78.5	76.9	1.6	pts
Total revenue per ASM (cents)	9.58	8.15		17.5	9.28	8.20	13.2
Passenger enplanements (in thousands)	6,804	6,522		4.3	27,730	25,376	9.3
Operating cost per ASM (cents)	10.86	8.73		24.4	9.62	8.24	16.7

15 of 18

US Airways Group, Inc.
Fourth Quarter 2005 Financial Results / 6
US Airways, Inc.
Statements of Operations
(in millions)
(unaudited)

	Successor Company(1)	Predecessor Company (1)
	3 Months Ended	3 Months Ended	9 months Ended	12 months Ended
	December 31, 2005	December 31, 2004(2)	September 30, 2005	December 31, 2004(2)
Operating revenues
Mainline passenger	$1,123	$1,132	$3,738	$4,966
Express passenger	443	338	1,182	1,379
Cargo	24	33	68	132
Other	166	151	469	596

Total operating revenues	1,756	1,654	5,457	7,073

Operating expenses
Aircraft fuel and related taxes	375	282	1,111	991
Salaries and related costs	329	450	1,070	2,169
Express expenses	490	402	1,371	1,572
Aircraft rent	98	100	293	399
Other rent and landing fees	87	99	280	396
Selling expenses	67	75	257	360
Aircraft maintenance	81	79	252	299
Depreciation and amortization	37	70	153	220
Special charges, net	15	—	—	—
Other	248	225	812	1,015

Total operating expenses	1,827	1,782	5,599	7,421

Operating loss	(71)	(128)	(142)	(348)

Nonoperating income (expenses)
Interest income	11	1	15	12
Interest expense, net	(65)	(71)	(222)	(236)
Reorganization items, net	—	(20)	636	(32)
Other, net	5	(2)	(9)	19

Total nonoperating income (expenses), net	(49)	(92)	420	(237)

Income (loss) before income taxes	(120)	(220)	278	(585)

Income tax benefit	—	(2)	(2)	(7)

Net income (loss)	$(120)	$(218)	$280	$(578)

(1)	Successor Company refers to US Airways, Inc. on and after September 27, 2005, after giving effect to fresh-start reporting. Predecessor Company refers to US Airways, Inc. prior to September 27, 2005. As a result of the application of fresh-start reporting, the Successor Company’s financial statements are not comparable with the Predecessor Company’s financial statements.

(2)	Certain prior year amounts have been reclassified to conform with the 2005 presentation. Among these reclassifications, expenses associated with US Airways’ MidAtlantic division, US Airways Group’s wholly owned regional airlines and affiliate regional airlines operating as US Airways Express have been reclassified as “Express expenses”.

16 of 18

US Airways Group, Inc.
Fourth Quarter 2005 Financial Results / 7
US Airways, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	Percent		12 months Ended	12 months Ended	Percent
	December 31, 2005	December 31, 2004	Change		December 31, 2005	December 31, 2004	Change
Mainline:
Revenue passenger miles (in millions)	8,266	9,515		(13.1)	38,895	39,970		(2.7)
Available seat miles (ASM) (in millions)	11,290	13,005		(13.2)	51,518	53,229		(3.2)
Passenger load factor (percent)	73.2	73.2	—	pt	75.5	75.1	0.4	pts
Yield (cents)	13.59	11.91		14.1	12.50	12.43		0.6
Passenger revenue per ASM (cents)	9.95	8.72		14.1	9.44	9.33		1.2

Passenger enplanements (in thousands)	8,513	10,152		(16.1)	39,977	41,518		(3.7)
Aircraft (end of period)	232	281		(17.4)	232	281		(17.4)
Block hours	199,928	238,652		(16.2)	928,362	960,678		(3.4)
Average stage length (miles)	792	772		2.6	793	792		0.1
Average passenger journey (miles)	971	937		3.6	973	963		1.0
Fuel consumption (gallons in millions)	178.7	215.6		(17.1)	841.9	883.9		(4.8)
Average fuel price (dollars per gallon) with related taxes	2.10	1.31		60.3	1.77	1.12		58.0
Average number of full-time equivalent employees	19,669	26,106		(24.7)	21,486	26,670		(19.4)

Operating cost per ASM (cents)	11.83	10.62		11.4	10.80	10.99		(1.7)
Operating cost per ASM excluding special items(cents)	11.70	10.62		10.2	10.77	10.99		(2.0)
Operating cost per ASM excluding special items and fuel (cents)	8.38	8.45		(0.8)	7.89	9.13		(13.6)

Express
Revenue passenger miles (in millions)	1,707	1,439		18.6	6,640	5,123		29.6
Available seat miles (in millions)	2,687	2,233		20.3	10,369	8,133		27.5
Passenger load factor (percent)	63.5	64.4	(0.9	)pts	64.0	63.0	1.0	pt
Passenger revenue per ASM (cents)	16.49	15.13		9.0	15.67	16.95		(7.6)
Passenger enplanements (in thousands)	4,448	3,949		12.6	17,520	14,445		21.3
Operating cost per ASM (cents)	18.25	17.99		1.4	17.95	19.33		(7.1)

TOTAL — Mainline & Express
Revenue passenger miles (in millions)	9,972	10,953		(9.0)	45,535	45,093		1.0
Available seat miles (in millions)	13,977	15,238		(8.3)	61,887	61,362		0.9
Passenger load factor (percent)	71.3	71.9	(0.6	)pts	73.6	73.5	0.1	pt
Total revenue per ASM (cents)	12.56	10.86		15.7	11.65	11.53		1.0
Operating cost per ASM (cents)	13.07	11.70		11.7	12.00	12.09		(0.7)

17 of 18

     US Airways Group, Inc.
Fourth Quarter 2005 Financial Results / 8
US Airways Group, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 31, 2005	December 31, 2004
Assets

Current assets
Cash equivalents and short-term investments	$1,578	$276
Restricted cash	8	41
Other current assets, net	973	308

Total current assets	2,559	625

Property and equipment, net	2,064	656

Other assets
Restricted cash	792	72
Goodwill	732	—
Intangibles, net	583	—
Other assets	234	122

Total assets	$6,964	$1,475

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of long-term debt	$211	$155
Other liabilities	2,448	510

Total current liabilities	2,659	665

Long-term debt, less current maturities	2,749	640
Deferred credits and other noncurrent liabilities	1,136	134
Stockholders’ equity	420	36

Total liabilities and stockholders’ equity	$6,964	$1,475

18 of 18